Exhibit 13.1

Certification

Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Raytech Holding Limited (the “Company”), does hereby certify, to such officer’s knowledge, that the Annual Report on Form 20-F for the year ended March 31, 2025 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 24, 2025

Raytech Holding Limited

By:	/s/ Ching Tim Hoi
Name:	Ching Tim Hoi
Title:	Chief Executive Officer (Principal Executive Officer)

Date: July 24, 2025

By:	/s/ Wan Yee Hing
Name:	Wan Yee Hing
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)